EXHIBIT 99.3
TRANSWITCH CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

The following unaudited pro forma condensed combined financial statements of TranSwitch have been prepared to give effect to its merger with Centillium on October 24, 2008. This information is derived from and should be read in conjunction with TranSwitch’s historical consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2007 and its Quarterly Report on Form 10-Q for the nine months ended September 30, 2008, and Centillium’s audited consolidated financial statements as of December 31, 2007 and 2006, and for each of the three years in the period ended December 31, 2007 included in Exhibit 99.1 of this report and its unaudited condensed consolidated financial statements as of September 30, 2008 and for the nine month periods ended September 30, 2008 and 2007 included in Exhibit 99.2 of this report.

Centillium recognized an $8.1 million gain on sale of its DSL business and related assets during the three months ended March 31, 2008. In February 2008, it completed the sale of certain equipment and intangible assets comprising its DSL product lines for cash consideration of $12.0 million of which $1.8 million is held in escrow for one year as security for certain indemnification obligations of Centillium pursuant to the asset sale agreement, including breaches of its representations and warranties. Additionally, in February 2009, Centillium will be obligated to pay up to $0.5 million for certain contingency payments that were stipulated in the asset sale agreement. In addition, Centillium incurred approximately $0.8 million in transaction costs. Costs from the sale were reduced by $0.1 million of sabbatical accrual reversal that was associated with the employees transferred to the acquirer. Centillium did not account for this transaction as a discontinued operation because the operations and cash flows of the DSL business and assets could not be clearly distinguished, operationally or for financial reporting purposes, from the rest of its business.

The unaudited pro forma condensed combined financial data are presented for illustrative purposes only and do not purport to be indicative of the results of operations or financial position for future periods or the results that actually would have been realized had the merger or the other transactions described above been consummated as of January 1, 2007 or January 1, 2008.

Additional unaudited pro forma information is presented to show the effects of the divestiture of the DSL business and assets. As such, specifically identifiable and supportable revenues and expenses related to the DSL business are eliminated in the additional pro forma information for the periods ended December 31, 2007 and September 30, 2008.

TranSwitch Corporation and Subsidiaries

Unaudited Pro Forma Condensed Combined Balance Sheet
As of September30, 2008
(in thousands, except per share data)

	Historical TranSwitch	Historical Centillium	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$15,902	$20,351	$(16,178)	A	$20,075
Restricted cash	719	1,800	—		2,519
Short-term investments in marketable securities	5,446	9,170	—		14,616
Accounts receivable, net	7,022	2,482	—		9,504
Inventories	2,947	1,313	902	E	5,162
Prepaid expenses and other current assets	1,527	1,735	—		3,262
Total current assets	33,563	36,851	(15,276)		55,138

Property and equipment, net	3,107	683	—		3,790
Goodwill	10,075	—	10,493	C	20,568
Contracts and other intangible assets, net	1,166	—	10,600	B	11,766
Investments in non-publicly traded companies	2,963	—	—		2,963
Deferred financing costs, net	1,149	—	—		1,149
Other assets	2,407	521	(1,432)	A	1,496
Total assets	$54,430	$38,055	$4,385		$96,870
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,668	$3,169	$—		$4,837
Accrued expenses and other current liabilities	3,233	9,737	—		12,970
Accrued compensation and benefits	2,526	2,554	—		5,080
Accrued stock rotation and sales allowances	11	—	—		11
Restructuring liabilities	1,050	591	—		1,641
Obligation under deferred revenue	180	43	—		223
Derivative liability	179	—	—		179
Total current liabilities	8,847	16,094	—		24,941

Restructuring liabilities	19,340	755	—		20,095
5.45% Convertible Notes due 2010	25,013	—	—		25,013
Other long-term liabilities	—	641	—		641
Total liabilities	53,200	17,490	—		70,690
Commitments and contingencies
Stockholders’ equity:
Common stock	134	42	(17)	D	159
Additional paid-in capital	355,967	255,136	(230,211)	D	380,892
Accumulated other comprehensive income	153	(5)	5	D	153
Common stock held in treasury, at cost	(118)	—	—		(118)
Accumulated deficit	(354,906)	(234,608)	234,608	D	(354,906)
Total stockholders’ equity	1,230	20,565	4,385		26,180
Total liabilities and stockholders’ equity	$54,430	$38,055	$4,385		$96,870

TranSwitch Corporation and Subsidiaries

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2007
(in thousands, except per share data)

						Additional Information
	Historical TranSwitch	Historical Centillium	Pro Forma Adjustments		Pro Forma Combined	DSL Divestiture		Adjusted Pro Forma Combined
Net revenues:
Product revenues	$29,310	$39,175	$—		$68,485	$(23,313)	K	$45,172
Service revenues	3,255	—	—		3,255	—		3,255
Total net revenues	32,565	39,175	—		71,740	(23,313)		48,427
Cost of revenues:
Cost of product revenues	10,514	15,726	902	I	27,142	(9,975)	K	17,167
Reversal of accrued royalties	—	(8,887)	—		(8,887)	—		(8,887)
Provisions for excess and obsolete inventories	443	643	—		1,086	—		1,086
Cost of service revenues	1,437	—	—		1,437	—		1,437
Total cost of revenues	12,394	7,482	902		20,778	(9,975)		10,803
Gross profit	20,171	31,693	(902)		50,962	(13,338)		37,624
Operating expenses:
Research and development	21,703	28,780	495	F. J	50,978	(3,239)	K	47,739
Selling, general and administrative	15,840	17,555	1,022	F, J	34,417	(309)	K	34,108
Loss on settlement	—	2,500	—		2,500	(2,500)	N	—
Impairment of assets	—	1,413	—		1,413	(1,413)	M	—
Restructuring charges, net	1,428	827	—		2,255	—		2,255
Total operating expenses	38,971	51,075	1,517		91,563	(7,461)		84,102

Operating loss	(18,800)	(19,382)	(2,419)		(40,601)	(5,877)		(46,478)
Other (expense) income:
Change in fair value of derivative liability	980	—	—		980	—		980
Loss on extinguishment of debt	(351)	—	—		(351)	—		(351)
Impairment of investments in non-publicly traded companies	(109)	—	—		(109)	—		(109)
Other (expense) income	(435)	18	—		(417)	—		(417)
Interest:
Interest income	2,457	2,308	(919)	H	3,846	—		3,846
Interest expense	(3,171)	3	—		(3,168)	—		(3,168)
Interest (expense) income, net	(714)	2,311	(919)		678	—		678
Total other (expense) income, net	(629)	2,329	(919)		781	—		781
Loss before income taxes	(19,429)	(17,053)	(3,338)		(39,820)	(5,877)		(45,697)
Income taxes	283	548	—		831	—		831

Net loss	$(19,712)	$(17,601)	$(3,338)		$(40,651)	$(5,877)		$(46,528)
Basic and diluted loss per common share:
Net loss	$(0.15)		$(0.13)		$(0.26)			$(0.30)
Basic and diluted average common shares outstanding	132,529		25,000	G	157,529			157,529

TranSwitch Corporation and Subsidiaries

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Nine Month Period Ended September 30, 2008
(in thousands, except per share data)

						Additional Information
	Historical TranSwitch	Historical Centillium	Pro Forma Adjustments		Pro Forma Combined	DSL Divestiture		Adjusted Pro Forma Combined
Net revenues:
Product revenues	$25,430	$16,587	$—		$42,017	$(522)	K	$41,495
Service revenues	1,479	—	—		1,479	—		1,479
Total net revenues	26,909	16,587	—		43,496	(522)		42,974
Cost of revenues:
Cost of product revenues	10,081	7,371	—		17,452	(211)	K	17,241
Provisions for excess and obsolete inventories	137	483	—		620	—		620
Cost of service revenues	783	—	—		783	—		783
Total cost of revenues	11,001	7,854	—		18,855	(211)		18,644
Gross profit	15,908	8,733	—		24,641	(311)		24,330
Operating expenses:
Research and development	16,935	12,362	341	F	29,638	(391)	K	29,247
Selling, general and administrative	10,312	11,171	488	F	21,971	(39)	K	21,932
Gain on sale of DSL related assets	—	(8,126)	—		(8,126)	8,126	L	—
Gain on settlement	—	(2,009)	—		(2,009)	2,009	N	—
Reversal of accrued royalties	—	(2,348)	—		(2,348)	—		(2,348)
Restructuring charges, net	25	2,917	—		2,942	(2,917)	M	25
Total operating expenses	27,272	13,967	829		42,068	6,788		48,856
Operating loss	(11,364)	(5,234)	(829)		(17,427)	(7,099)		(24,526)
Other (expense) income:
Change in fair value of derivative liability	(347)	—	—		(347)	—		(347)
Other (expense) income	100	(317)	—		(217)	—		(217)
Interest:
Interest income	680	859	(425)	H	1,114	—		1,114
Interest expense	(1,470)	(3)	—		(1,473)	—		(1,473)
Interest (expense)income, net	(790)	856	(425)		(359)	—		(359)
Total other (expense) income, net	(1,037)	539	(425)		(923)	—		(923)
Loss before income taxes	(12,401)	(4,695)	(1,254)		(18,350)	(7,099)		(25,449)
Income taxes	369	186	—		555	—		555
Net loss	$(12,770)	$(4,881)	$(1,254)		$(18,905)	$(7,099)		$(26,004)
Basic and diluted loss per common share:
Net loss	$(0.10)		$(0.05)		$(0.12)			$(0.16)
Basic and diluted average common shares outstanding	133,309		25,000	G	158,309			158,309

TranSwitch Corporation and Subsidiaries

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1. Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial statements are based on the historical financial statements of TranSwitch Corporation and subsidiaries (TranSwitch) and Centillium Communications, Inc. (Centillium). They give effect to cash payments and stock issuable to finance the acquisition of Centillium by TranSwitch as well as assumptions and adjustments underlying the acquisition.

The unaudited pro forma condensed combined balance sheet assumes that the acquisition occurred as of September 30, 2008.

The unaudited pro forma condensed combined statements of operations assume that the acquisition occurred as of the beginning of each period presented.

The unaudited pro forma condensed combined financial statements assume that the merger is accounted for using the purchase method of accounting. Further, they reflect a current estimate of preliminary fair values based upon available information. As of the date of this document, TranSwitch has not completed the detailed valuation studies necessary to arrive at more precise estimates of the fair value of Centillium’s assets and liabilities and the related allocation of the cost of the acquisition, nor has it identified all the adjustments necessary to conform Centillium’s accounting policies to TranSwitch’s accounting policies. However, TranSwitch has made certain adjustments to the historical book values of Centillium’s assets and liabilities to reflect the preliminary estimates of fair values necessary to prepare the unaudited pro forma condensed combined financial statements. The estimated cost of the acquisition has been allocated to identifiable intangible assets, including customer relationships and core technology. Differences may result once TranSwitch has determined the final acquisition cost, completed the detailed valuation studies necessary to finalize the required acquisition cost allocation and identified any necessary conforming accounting policy changes. Accordingly, the final acquisition cost allocation, which will be determined subsequent to the closing of the acquisition, and its effects on the results of operations, may differ materially from the unaudited pro forma combined amounts presented.

2. Cost of Centillium Acquisition and Allocation

The total cost of the acquisition is estimated at $42.6 million, and is comprised of:

(in thousands)
Value of 25,000,000 shares of common stock based on the average closing market price of $0.998 two days before and after the announced acquisition	$24,950
Cash consideration	15,000
Acquisition-related transaction costs	2,610
Total estimated acquisition cost	$42,560

The total estimated cost of the acquisition is allocated to Centillium’s assets and liabilities as follows:

(in thousands)
Cash and other net tangible assets (including inventory of $2,215)/liabilities	$21,467
Goodwill	10,493
Identifiable intangible assets	10,600
Total estimated cost of the acquisition	$42,560

Goodwill: Goodwill represents the excess of the estimated cost of the acquisition over the estimated fair value of net tangible and identifiable intangible assets acquired. The amount allocated to goodwill will not be amortized; it will be tested for impairment at least annually. In the event that TranSwitch determines that the value of goodwill has become impaired, TranSwitch will incur an accounting charge during the quarter in which such determination is made.

Identifiable intangible assets: Identifiable intangible assets acquired include core technology and customer relationships. Core technology includes products that have reached technological feasibility. Customer relationships represent customers of Centillium’s installed base.

The fair value of intangible assets is based on TranSwitch management’s preliminary valuation using market comparable information and TranSwitch’s historical experience with respect to other acquisitions. Estimated useful lives are based on historical experience.

Pre-acquisition contingencies: TranSwitch has currently not identified any pre-acquisition contingencies where a liability is probable and the amount of the liability can be reasonably estimated. If information becomes available prior to the end of the acquisition cost allocation period, which would indicate that a liability is probable and the amount can be reasonably estimated, such items will be included in the acquisition cost allocation and result in additional goodwill.

3. Pro Forma Adjustments

The following pro forma adjustments are included in the unaudited pro forma condensed combined balance sheet:

(A) Cash payments for:

(in thousands)
Acquisition-related costs, including loan acquisition costs, investment banking, legal and accounting fees	$(2,610)
Payment to holders of Centillium’s common stock and its vested and unvested, in-the-money, stock options outstanding at the closing of the merger	(15,000)
Total adjustments to cash and cash equivalents	$(17,610)

(B) The recordation of the preliminary estimated fair value of identifiable intangible assets:

(in thousands)	Preliminary Fair Value	Annual Amortization	Nine Month Amortization	Estimated Useful Life

Core technology	$2,800	$454	$341	5-7 years
Customer relationships	7,800	650	488	12 years
Total identifiable intangible assets	$10,600	$1,104	$829

(C) The recordation of estimated goodwill of approximately $10.5 million.

(D) The recordation of the following adjustments to stockholders’ equity:

(in thousands)
Elimination of Centillium’s historical stockholders’ equity:
Common stock	$(42)
Additional paid-in-capital	(255,136)
Accumulated other comprehensive income	5
Accumulated deficit	234,608
(20,565)

Recordation of the issuance of 25,000,000 shares of TranSwitch’s common stock:
Common stock	25
Additional paid-in-capital	24,925
24,950
$4,385

(E) The adjustment of inventory for fair value step-up.

The following pro forma adjustments are included in the unaudited pro forma condensed combined statements of operations:

(F) The recordation of amortization expense related to acquired intangible assets (see note B). Amortization expense is allocated as follows for the twelve and nine months ended December 31, 2007 and September 30, 2008: Research and development—$454 and $341: Selling, general and administrative—$650 and $488.

(G) The recordation of the issuance of TranSwitch common stock in connection with the acquisition.

(H) The recordation of the effects of the use of cash to fund the acquisition on interest income:

(in thousands)	Year ended December 31, 2007	Nine months ended September 30, 2008

Interest income from TranSwitch cash used to fund the acquisition	$(919)	$(425)

(I) The reflection of the fair value of purchased inventory on cost of revenues.

(J) The recordation of the effects on acceleration of stock option vesting for the twelve months ended December 31, 2007: Research and Development—$41: Selling, general and administrative—$372.

Additional Pro Forma Information

(K) The elimination of the effects of the divestiture of Centillium’s DSL business and related assets.

(L) The elimination of the gain on the sale of Centillium’s DSL business and related assets.

(M) The elimination of Centillium’s impairment of assets amount of approximately $1.4 million which was recorded during 2007 and Centillium’s restructuring charge of approximately $2.9 million which was recorded during the nine months ended September 30, 2008, both of which were done in conjunction with the sale of the DSL business and neither of which relate to the business remaining after the sale of the DSL business.

(N) The elimination of the settlement gain and loss for the twelve and nine months ended December 31, 2007 and September 30, 2008 specifically related to the DSL business.